UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

IRVINE SENSORS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-08402	33-0280334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 26, 2006, Irvine Sensors Corporation (the “Company”) received an event notice from Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, “Pequot”), two institutional investors that had purchased senior subordinated secured convertible notes of the Company in the original aggregate principal amount of $10.0 million (the “Notes”) and were issued warrants to purchase an aggregate of 1,346,154 shares of the Company’s common stock (the “Warrants”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) that the Company entered into with Pequot in a private placement on December 30, 2005. This private placement was entered into to finance the Company’s acquisition of 70% of the outstanding capital stock of Optex Systems, Inc.

Pequot’s event notice asserts a number of events of default under the Notes, including those previously disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), as well as the following: (i) the alleged failure of the Company to engage an independent compensation consultant, (ii) the alleged failure of the Company to use commercially reasonable efforts to resolve the material weakness identified in the Company’s Form 10-K filed with the SEC on December 12, 2005, (iii) the anticipated departure of Dr. Joseph Carleone, the Company’s Senior Vice President and Chief Product Officer, and (iv) a cross-default for non-compliance with the debt service coverage ratio covenant under the Company’s Loan and Security Agreement dated December 30, 2005 with its senior bank lender, Square 1 Bank (the “Bank”). The Company disputes the first three alleged events of default and has been working with the Bank to address the final event of default.

Pequot’s event notice invokes a provision in the Notes that would require the Company to repurchase, not later than the third trading day following the date of delivery of the event notice, (i) the outstanding $10.0 million principal amount of the Notes at a repurchase price equal to the greater of (A) 125% of such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment, or (B) 125% of the average of the closing prices of the Company’s common stock for the five trading days preceding the date of delivery of the event notice (the “Event Equity Value”) multiplied by the number of shares of common stock issuable upon conversion of such principal amount and all such accrued but unpaid interest thereon, and (ii) the Event Equity Value of any shares issued upon any conversion of Notes and then owned by Pequot. Pursuant to the Notes, if the Company fails to make such payment when due or, in the event the Company disputes in good faith the occurrence of the event stated in the event notice, fails to instead deposit such payment in escrow with an independent third-party escrow agent within five trading days of the date such payment is due, then the Event Equity Value becomes 125% of the greater of (a) the average of the closing prices of the Company’s common stock for the five trading days preceding the date of delivery of the event notice and (b) the average of the closing prices of the Company’s common stock for the five trading days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full. Pursuant to the Notes, if the Company fails to pay such amounts, interest accrues on such amounts for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).

Pequot has a subordinated security interest in all or substantially all of the assets of the Company and its subsidiaries and, during a continuing event of default and subject to the prior rights of Square 1 Bank, Pequot has the ability to foreclose upon such collateral. The Notes and the liens securing the Notes are subordinated to the Company’s indebtedness to Square 1 Bank. A default under the Notes may constitute a cross-default under the Loan and Security Agreement with Square 1 Bank. Pequot is a party to a subordination agreement with Square 1 Bank under which Pequot has agreed with Square 1 Bank as to certain limitations relating to the actions described above while the Company’s indebtedness to Square 1 Bank is outstanding if the Bank issues a standstill notice to Pequot. We have been advised by Pequot that the Bank has issued a standstill notice to Pequot in this regard.

The Company is in negotiations with Pequot and the Bank to address these issues and is exploring alternative financing arrangements, but cannot assure that such negotiations or financings will be successful on a timely basis, on acceptable terms, or at all.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Martin Hale, Jr., Pequot’s designee to the Company’s Board of Directors (the “Board”), tendered a resignation letter on September 26, 2006 resigning from the Board and from each committee of the Board on which he served. At the time of his resignation,

Mr. Hale was serving on the Board’s Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hale’s resignation letter contains a reference to unspecified “differences of opinion regarding the appropriate steps required to build this Company” and is attached hereto as Exhibit 17.1.

In connection with the filing of this Current Report on Form 8-K, Mr. Hale was provided with a copy of this disclosure and an opportunity to furnish a letter addressed to the Company stating whether he agrees with the statements made by the Company set forth under this Item 5.02 and, if not, stating the respects in which he does not agree.

Item 8.01.	Other Events

Dr. Joseph Carleone, the Company’s Senior Vice President and Chief Product Officer, has informed the Company that he has accepted the position of the President and Chief Operating Officer of American Pacific Corporation, a public company, and intends to resign from the Company effective October 14, 2006. Dr. Carleone has been a member of the Board of Directors of American Pacific Corporation since July 2006. Dr. Carleone has indicated that his departure was not related to any dispute with the Company or its management team, but rather reflects an opportunity that the Company was not able to match.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

17.1	Resignation Letter dated September 26, 2006 from Martin Hale, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION a Delaware corporation

Date: October 2, 2006	By:	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer